UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2019, in connection with the financing previously disclosed on the current report of SG Blocks, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on April 26, 2019 (“April 26th 8-K”), the Company and certain institutional and accredited investors (the “Investors”) modified the terms of the Warrants, as defined in the April 26th 8-K, to include a floor in the provision on voluntary adjustments to the then-current exercise price pursuant to the terms therein. The same modification was made to the Roth Warrants, as defined in the April 26th 8-K.

The foregoing description of the Warrants and the Roth Warrants are qualified in their entirety by reference to the Warrants and the Roth Warrants, which are filed as Exhibit 10.1 and Exhibit 10.2 to this current report on Form 8-K and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Form of Warrant, as modified
10.2	Form of Roth Warrant, as modified

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2019

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
President and Chief Financial Officer

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